Exhibit 99.1

Sleep Number Enters Asset Purchase Agreement to Combine with Sleep Country Canada, Creating an
Industry Leader in North America

Initiates Court-Supervised Sale Process to Facilitate Transaction

Expects to Receive New Financing to Support Ongoing Operations

During Court-Supervised Sale Process

Sleep Number is Continuing to Serve New and Existing Customers

MINNEAPOLIS – June 12, 2026 – Sleep Number Corporation (Nasdaq: SNBR) today announced that it has entered into an agreement to combine with Sleep Country Canada to create a leading North American mattress and bedding company. The transaction will enable the combined company to provide consumers across the United States and Canada a broader assortment of innovative sleep products and services in stores and online. To facilitate the combination, Sleep Number initiated a voluntary Chapter 11 sale process.

Through this process, Sleep Number fully expects to continue its day-to-day operations, including serving customers with its newest product, servicing warranties and delivering mattresses in homes. Customers can continue to shop for the company’s products online and in stores nationwide and, following the close of the transaction, Sleep Number plans to continue to assemble its products in the United States.

Linda Findley, President and Chief Executive Officer of Sleep Number, said, “For 40 years, Sleep Number has been a leader in sleep innovation, helping millions of customers improve their health and well-being through personalized sleep solutions. While we have made meaningful progress advancing our turnaround efforts and strengthening our operations, our capital structure remains unsustainable. Following a comprehensive review of our strategic options and a robust sale process, we are confident that moving forward with the Sleep Country Canada agreement and this court-supervised sale process will enable us to address our financial constraints. It will also position us to expand our business, helping more people achieve their best sleep both in the United States, and through future international expansion.

Findley continued, “As we move through this process, we are focused on serving our customers and supporting our partners. Our team is dedicated to advancing our new product line and continuing to serve current and future customers every day. We thank them, along with our partners and suppliers, for their continued support.”

Stewart Schaefer, President and Chief Executive Officer of Sleep Country Canada, said, “We have long admired Sleep Number, its game-changing personalized sleep products and the talented team behind them. Together, we see a tremendous opportunity to build on our complementary strengths and accelerate growth across the United States while introducing Sleep Number's innovative sleep solutions to consumers in Canada and other markets. We are excited about what we can accomplish together and the ways we can help support the wellbeing of our customers through every stage of their sleep wellness journey.”

Continuing to Serve Customers in Stores and Online

Throughout this process, Sleep Number fully expects to continue serving customers:

•	Sleep Number stores are open and operating during their regular business hours.

•	The company’s online channel, SleepNumber.com, is accepting new orders.

•	The company is fulfilling and delivering orders, standing behind its 100-night trial and honoring its warranties, gift cards and Sleep Number Reward points and store credits.

•	The infrastructure supporting Sleep Number’s connected smart beds and App will remain operational as they are today.

•	Customers can continue to reach customer service and home delivery teams through all normal support channels.

Sleep Number is also continuing its turnaround strategy to spur growth and increase financial resilience. The company recently completed the largest product redesign in nearly a decade, launched its first major integrated marketing campaign in years, and continues to right-size the fixed cost base.

Additional Information Regarding the Court Supervised Process

Sleep Number initiated a voluntary Chapter 11 sale process in the U.S. Bankruptcy Court for the District of New York. The transaction is being undertaken pursuant to Section 363 of the U.S. Bankruptcy Code.

As part of this process, Sleep Country Canada will serve as the “stalking horse” bidder in a court-supervised sale process. Accordingly, the proposed transaction is subject to higher and better offers, Court approval and other closing conditions.

Sleep Number expects to secure up to $260 million of debtor-in-possession (“DIP”) financing, including up to $65 million in new financing. Following court approval, this DIP financing, combined with cash generated from Sleep Number’s ongoing operations, is expected to support the business during the court-supervised process.

The company has filed a number of customary motions seeking Court authorization to support its operations during the court-supervised process, including the payment of employee wages and benefits without interruption. Sleep Number fully expects to pay suppliers for goods and services provided after the filing date.

Sleep Number has already been undertaking a review of its store footprint and, in connection with this process, the company will continue this work with the intention of maintaining the vast majority of locations based on profitability. A&G Real Estate Partners is assisting the company with this effort. In connection with the start of the court-supervised process, Sleep Number has filed a motion with the Court to reject leases of 44 non-operational locations, which were already closed and not serving customers.

Additional information regarding the court-supervised sale process is available at forward.sleepnumber.com. Court filings and other information related to the proceedings are available on a separate website administered by the company’s claims agent, Kroll, at https://restructuring.ra.kroll.com/SleepNumber, by calling toll-free at (844) 408-3387 (or +1 (646) 825-3128 for calls originating outside of the U.S.), or by sending an email to SleepNumberInfo@ra.kroll.com.

Advisors

Sleep Number is advised by Davis Polk & Wardwell LLP as legal advisor, Guggenheim Securities, LLC as investment banker, AP Services, an affiliate of AlixPartners, as interim management and Joele Frank, Wilkinson Brimmer Katcher as strategic communications advisor.

Sleep Country Canada is advised by Goodwin Procter LLP as legal advisor and PwC as financial advisor.

About Sleep Number Corporation

Sleep Number® is the leader in personalized sleep wellness. Its mattresses are designed to evolve with each sleeper to help them feel and perform their best. With adjustable firmness, pressure-relieving support and temperature balancing comfort built into every mattress, Sleep Number beds adapt to customers’ changing needs, night after night, year after year.

Backed by almost 40 years of innovation, 1,000+ patents and patents pending, and billions of hours of sleep data, Sleep Number has helped more than 16 million people achieve their best sleep. The fully integrated model ensures quality, durability, and care at every step—from design and craftsmanship to delivery and long-term support.

Sleep Number products are awarded the industry's top recognitions, including ranked #1 in customer satisfaction for mattresses purchased in-store and online, and #1 in comfort, by J.D. Power. In addition, the company is the Official Sleep + Wellness Partner of the NFL, marking a relationship that leverages players, team partnerships, and league-wide initiatives to amplify brand awareness and drive consumer engagement.

Sleep Number mattresses, bases, bedding, and furniture are available exclusively at its over 570 stores nationwide and online. To learn more, visit SleepNumber.com or a store near you.

Cautionary Note Regarding the Company’s Common Shares

The Company cautions that trading in its securities (including, without limitation, the Company’s common shares) during the pendency of the Chapter 11 cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common shares will experience a complete or significant loss on their investment, depending on the outcome of the Chapter 11 Cases. Based on the purchase price in the sale agreement, the common shares are significantly out of the money and would have no recovery. Additionally, as a result of the Chapter 11 Cases, the Company expects that its common shares will be delisted from trading on the Nasdaq.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on our current expectations and our projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning our anticipated combination with Sleep Country Canada and our business strategy, among other things, including anticipated trends and developments in, and management plans for, our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology. All forward-looking statements included in this press release are based upon information available to us as of the filing date of this Form 8-K, and we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in “Part I - Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended January 3, 2026 as well as the additional factors included below. You should carefully consider the risks and uncertainties described under these sections.

A wide range of factors relating to the Chapter 11 Cases could materially affect future developments and performance, including but not limited to:

•	Our ability to continue as a going concern;
•	Our ability to successfully consummate the planned sale of the business pursuant to Section 363 of the Bankruptcy Code to any potential acquirer through an auction process in Chapter 11 and if consummated, to obtain an adequate price;
•	Our ability to successfully complete a reorganization under Chapter 11 and emerge from bankruptcy;
•	The effects of the Chapter 11 Cases on us and on the interests of various constituents;
•	Bankruptcy court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general;
•	The length of time the Company will operate under the Chapter 11 Cases;
•	Risks associated with third-party motions in the Chapter 11 Cases;
•	The potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations;
•	Increased legal and other professional costs necessary to execute our reorganization;
•	The conditions to which our debtor-in-possession financing is subject, and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control;
•	The consequences of the acceleration of our debt obligations;
•	Employee attrition and our ability to retain senior management and key personnel due to the distractions and uncertainties, including our ability to provide adequate compensation and benefits during the Chapter 11 Cases;
•	Our ability to comply with the restrictions imposed by the DIP Credit Agreement;
•	The likely cancellation of our common shares in the Chapter 11 Cases;
•	The potential material adverse effect of claims that are not discharged in the Chapter 11 Cases;
•	The diversion of management’s attention as a result of the Chapter 11 Cases; and
•	Volatility of our financial results as a result of the Chapter 11 Cases.

Investor Contact: investorrelations@sleepnumber.com

Media Contact: Muriel Lussier, muriel.lussier@sleepnumber.com; Aaron Palash / Viveca Tress / Carly King, Joele Frank, Wilkinson Brimmer Katcher, SleepNumberMedia@joelefrank.com